                                                Filed Pursuant to Rule 424(b)(2)
                                                Registration No. 333-54001

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 8, 1998)

                                 $205,000,000

                        The Charles Schwab Corporation

                          MEDIUM-TERM NOTES, SERIES A

                                --------------

                 Due More Than Nine Months From Date of Issue

                                --------------

  The Charles Schwab Corporation (the "Company") may offer from time to time its Medium-Term Notes, which are issuable in one or more series and will be offered and sold in the United States. The Medium-Term Notes offered by this Prospectus Supplement (the "Notes") are offered at an aggregate initial public offering price of up to $205,000,000. Such aggregate offering price is subject to reduction as a result of the sale by the Company of certain other Debt Securities. See "Plan of Distribution." The Notes may be issued as Senior Debt Securities or Senior Subordinated Debt Securities. Senior Subordinated Debt Securities will be subordinate to all Senior Debt Securities. See "Description of Debt Securities--Senior Debt" and "--Senior Subordinated Debt" in the accompanying Prospectus. The interest rate on each Note will be either a fixed rate established by the Company at the date of issue of such Note (a "Fixed Rate Note") or a floating rate as set forth therein and specified in the applicable Pricing Supplement (a "Floating Rate Note"). A Fixed Rate Note may pay a level amount in respect of both interest and principal amortized over the life of the Note (an "Amortizing Note").

  Unless otherwise specified in the applicable Pricing Supplement, interest on each Fixed Rate Note is payable each March 1 and September 1 and at maturity or any earlier redemption or repayment. Interest on each Floating Rate Note is payable on the dates set forth herein and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, Amortizing Notes will pay principal and interest semiannually each March 1 and September 1, or quarterly each March 1, June 1, September 1 and December 1, and at maturity or any earlier redemption or repayment. Each Note will mature on any day more than nine months from the date of issue, as set forth in the applicable Pricing Supplement. See "Description of Notes." Unless otherwise specified in the applicable Pricing Supplement, the Notes may not be redeemed by the Company or repaid at the option of the holder prior to maturity and will be issued in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. Each Note will be represented either by a Global Security registered in the name of a nominee of The Depository Trust Company, as Depositary (a "Book-Entry Note"), or by a certificate issued in definitive form (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Interests in Global Securities representing Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to participants' interests) and its participants. Book-Entry Notes will not be issuable as Certificated Notes except under the circumstances described in the accompanying Prospectus.

                                --------------

  THESE SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS  THE
      COMMISSION OR  ANY  STATE  SECURITIES COMMISSION  PASSED  UPON  THE
        ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS  SUPPLEMENT,   THE
          PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION  TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                                --------------

                      PRICE TO   AGENTS' DISCOUNTS AND       PROCEEDS TO
                     PUBLIC(1)      COMMISSIONS(2)          COMPANY(2)(3)
                    ------------ --------------------- ------------------------
Per Note...........   100.000%        .125%-.875%          99.875%-99.125%
Total.............. $205,000,000  $256,250-1,793,750   $204,743,750-203,206,250

-------
  (1) Unless otherwise specified in the applicable Pricing Supplement, Notes will be sold at 100% of their principal amount. If the Company issues any Note at a discount from or at a premium over its principal amount, the Price to Public of any Note issued at a discount or premium will be set forth in the applicable Pricing Supplement.
  (2) Unless otherwise specified in the applicable Pricing Supplement, the commission payable to an Agent for each Note sold through such Agent shall range from .125% to .875% of the principal amount of such Note, depending upon such Note's maturity. The Company may also sell Notes to an Agent as principal at a discount equal to, unless otherwise specified in the applicable Pricing Supplement, the commission applicable to an agency sale of a Note of identical maturity for resale to investors or other purchasers at a fixed reoffering price or varying prices related to prevailing market prices at the time of resale or otherwise, to be determined by such Agent. The Company has agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
  (3) Before deducting expenses payable by the Company estimated at $238,000.

                                --------------

  Offers to purchase the Notes may be solicited from time to time by Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Credit Suisse First Boston Corporation and Charles Schwab & Co., Inc. (individually, an "Agent" and collectively, the "Agents"), on behalf of the Company. The Agents have agreed to use reasonable efforts to solicit purchases of such Notes. The Company may also sell Notes to an Agent acting as principal for its own account for resale to one or more investors and other purchasers at a fixed offering price or at varying prices related to prevailing market prices at the time of resale or otherwise, to be determined by such Agent and specified in the applicable Pricing Supplement. No termination date for the offering of the Notes has been established. The Company or an Agent may reject any order in whole or in part. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for the Notes. See "Plan of Distribution."

  This Prospectus Supplement and the accompanying Prospectus may be used by Charles Schwab & Co., Inc., which is a wholly owned subsidary of the Company, in connection with offers and sales of the Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. Charles Schwab & Co., Inc. may act as principal or agent in such transactions.

                                --------------

MORGAN STANLEY DEAN WITTER
                    GOLDMAN, SACHS & CO.
                                  CREDIT SUISSE FIRST BOSTON
                                                      CHARLES SCHWAB & CO., INC.

July 13, 1998

  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE AGENTS. THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY DEBT SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ----------------

                             DESCRIPTION OF NOTES

  THE FOLLOWING DESCRIPTION OF THE PARTICULAR TERMS OF THE NOTES OFFERED HEREBY SUPPLEMENTS, AND TO THE EXTENT INCONSISTENT THEREWITH REPLACES, THE DESCRIPTION OF THE GENERAL TERMS AND PROVISIONS OF THE DEBT SECURITIES SET FORTH IN THE ACCOMPANYING PROSPECTUS, TO WHICH REFERENCE IS HEREBY MADE. THE PARTICULAR TERMS OF THE NOTES SOLD PURSUANT TO ANY PRICING SUPPLEMENT (A "PRICING SUPPLEMENT") WILL BE DESCRIBED THEREIN. THE TERMS AND CONDITIONS SET FORTH IN "DESCRIPTION OF NOTES" WILL APPLY TO EACH NOTE UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT AND IN SUCH NOTE.

GENERAL

  The Notes will be issued under the Senior Debt Indenture ("Senior Notes") or the Senior Subordinated Debt Indenture ("Senior Subordinated Notes"), each dated as of July 15, 1993 between the Company and The Chase Manhattan Bank (formerly Chemical Bank), as trustee (the "Trustee"). The Notes issued under each Indenture will constitute a single series under such Indenture, together with any medium-term notes of the Company issued in the future under such Indenture which are designated by the Company as constituting a single series of securities with the Notes for the purposes of such Indenture. The Notes issued under the Senior Debt Indenture will constitute part of the Senior Indebtedness of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. Notes issued under the Senior Subordinated Debt Indenture will rank pari passu with all other senior subordinated indebtedness of the Company and, together with such other senior subordinated indebtedness, will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Company. See "Description of Debt Securities--Senior Subordinated Debt" in the Prospectus. The Notes may be issued from time to time in an aggregate principal amount of up to $205,000,000, subject to reduction as a result of the sale by the Company of other Debt Securities referred to in the accompanying Prospectus. At the date hereof the Company had approximately $391,000,000 aggregate principal amount of medium term notes outstanding under the Senior Debt Indenture. Such aggregate principal amounts may be increased from time to time as authorized by, or pursuant to authority delegated by, the Board of Directors of the Company. Neither Indenture limits the amount of additional indebtedness the Company may incur.

  The Notes will mature on any day more than nine months from the date of issue, as set forth in the applicable Pricing Supplement. The Notes will be issued only in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

  The Notes will be offered on a continuing basis, and each Note will be issued initially as either a Book-Entry Note or a Certificated Note. Except as set forth in the accompanying Prospectus under "Description of Debt Securities--Global Securities," Book-Entry Notes will not be issuable as Certificated Notes. See "Book-Entry System" below.

  The Notes may be presented for payments of principal and interest, and transfer of the Notes will be registrable and the Notes will be exchangeable at the agency in the Borough of Manhattan, The City of New York, maintained by the Company for such purpose; provided that Book-Entry Notes will be exchangeable only in the manner and to the extent set forth under "Description of Debt Securities--Global Securities" in the accompanying Prospectus. On the date hereof, the agent for the payment, transfer and exchange of the Notes (the "Paying Agent") is The Chase Manhattan Bank (formerly Chemical Bank), acting through its principal corporate trust office at 450 West 33rd Street, New York, New York 10001.

  The applicable Pricing Supplement will specify the price (the "Issue Price") of each Note to be sold pursuant thereto (unless such Note is to be sold at 100% of its principal amount), the interest rate or interest rate formula, ranking, maturity, principal amount and any other terms on which each such Note will be issued.

  As used herein, the following terms shall have the meanings set forth below:

    "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York and, with respect to LIBOR Notes (as defined below), is also a London Banking Day.

    An "Interest Payment Date" with respect to any Note shall be a date on which, under the terms of such Note, regularly scheduled interest shall be payable.

    "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

    The "Record Date" with respect to any Interest Payment Date shall be the date 15 calendar days prior to such Interest Payment Date, whether or not such date shall be a Business Day.

INTEREST AND PRINCIPAL PAYMENTS

  Interest will be payable to the person in whose name the Note is registered at the close of business on the applicable Record Date; provided that the interest payable upon maturity, redemption or repayment (whether or not the date of maturity, redemption or repayment is an Interest Payment Date) will be payable to the person to whom principal is payable. The initial interest payment on a Note will be made on the first Interest Payment Date falling after the date the Note is issued; provided, however, that the initial payment of interest (or, in the case of an Amortizing Note, principal and interest) on a Note issued less than 15 calendar days before an Interest Payment Date will be paid on the next succeeding Interest Payment Date to the holder of record on the Record Date with respect to such succeeding Interest Payment Date.

  Payments of interest, other than interest payable at maturity (or on the date of redemption or repayment, if a Note is redeemed or repaid by the Company prior to maturity), will be made by check mailed to the address of the person entitled thereto as shown on the Note register. Payments of principal, premium, if any, and interest upon maturity, redemption or repayment will be made in immediately available funds against presentation and surrender of the Note. Notwithstanding the foregoing, (a) the Depositary, as holder of Book-Entry Notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds and (b) a holder of $10,000,000 or more in aggregate principal amount of Certificated Notes having the same Interest Payment Date shall be entitled to receive payments of interest by wire transfer of immediately available funds upon written request to the Paying Agent not later than 15 calendar days prior to the applicable Interest Payment Date.

  Certain Notes may be considered to be issued with original issue discount, which, under certain circumstances, may be required to be included in income for United States federal income tax purposes at a constant rate, prior to the receipt of the cash attributable to that income. See "Certain United States Federal Tax Consequences--Inclusion of Interest Income" below.

FIXED RATE NOTES

  Each Fixed Rate Note will bear interest from the date of issuance at the annual rate stated on the face thereof until the principal thereof is paid or made available for payment. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified in the applicable Pricing Supplement, payments of interest on Fixed Rate Notes other than Amortizing Notes will be made semiannually on each March 1 and September 1 and at maturity or upon any earlier redemption or repayment. Payments of principal and interest on Amortizing Notes, which are securities on which payments of principal and interest are made in equal installments over the life of the security, will be made either quarterly on each March 1, June 1, September 1 and December 1 or semiannually on each March 1 and September 1, as set forth in the applicable Pricing Supplement, and at maturity or upon any earlier redemption or repayment. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Amortizing Note will be provided to the original purchaser and will be available, upon request, to subsequent holders.

  If any Interest Payment Date for any Fixed Rate Note would fall on a day that is not a Business Day, the interest payment shall be made on the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after the Interest Payment Date. If the maturity date (or date of redemption or repayment) of any Fixed Rate Note would fall on a day that is not a Business Day, the payment of principal, premium, if any, and interest may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date (or date of redemption or repayment).

  Interest payments for Fixed Rate Notes will include accrued interest from and including the date of issue or from but excluding the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date or the date of maturity or earlier redemption or repayment, as the case may be. The interest rates the Company will agree to pay on newly issued Fixed Rate Notes are subject to change without notice by the Company from time to time, but no such change will affect any Fixed Rate Notes theretofore issued or that the Company has agreed to issue.

FLOATING RATE NOTES

  Each Floating Rate Note will bear interest from the date of issuance until the principal thereof is paid or made available for payment at a rate determined by reference to an interest rate basis (the "Base Rate"), which may be adjusted by a Spread and/or Spread Multiplier (each as defined below). The applicable Pricing Supplement will designate one of the following Base Rates as applicable to each Floating Rate Note: (a) the CD Rate (a "CD Rate Note"),
(b) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (c) the Federal Funds Rate (a "Federal Funds Rate Note"), (d) LIBOR (a "LIBOR Note"),
(e) the Prime Rate (a "Prime Rate Note"), (f) the Treasury Rate (a "Treasury Rate Note"), (g) the Constant-Maturity Treasury Rate (a "CMT Rate Note") or
(h) such other Base Rate or interest rate formula as is set forth in such Pricing Supplement and in such Floating Rate Note. The "Index Maturity" for any Floating Rate Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated and will be specified in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate (i) plus or minus the Spread, if any, and/or
(ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable Pricing Supplement to be added to or subtracted from the Base Rate for such Floating Rate Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement to be applied to the Base Rate for such Floating Rate Note.

  As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period ("Maximum Interest Rate"); and (ii) a minimum limitation, or floor, on the rate of interest which may accrue during any interest period ("Minimum Interest Rate").

  The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Note, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Pricing Supplement. The Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week, except as provided below; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semiannually, the third Wednesday of two months of each year, as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year, as specified in the applicable Pricing Supplement; provided, however, that (a) the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the initial interest rate set forth in the applicable Pricing Supplement (the "Initial Interest Rate") and (b) unless otherwise specified in the applicable Pricing Supplement, the interest rate in effect for the ten days immediately prior to maturity, redemption or repayment will be that in effect on the tenth day preceding such maturity, redemption or repayment date. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

  Except as provided below, and unless otherwise specified in the applicable Pricing Supplement, interest on Floating Rate Notes will be payable: (i) in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified in the applicable Pricing Supplement; (ii) in the case of Floating Rate Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December;
(iii) in the case of Floating Rate Notes with a semiannual Interest Reset Date, on the third Wednesday of the two months specified in the applicable Pricing Supplement; and (iv) in the case of Floating Rate Notes with an annual Interest Reset Date, on the third Wednesday of the month specified in the applicable Pricing Supplement and, in each case, at maturity or upon any earlier redemption or repayment. Subject to the next succeeding sentence, if any Interest Payment Date for any Floating Rate Note would fall on a day that is not a Business Day with respect to such Floating Rate Note, such Interest Payment Date will be postponed to the following day that is a Business Day with respect to such Floating Rate Note, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to such LIBOR Note. If the maturity date or any earlier redemption or repayment date of a Floating Rate Note would fall on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity, redemption or repayment date, as the case may be.

  Unless otherwise specified in the applicable Pricing Supplement, interest payments for Floating Rate Notes (except Floating Rate Notes on which interest is reset daily or weekly) shall be the amount of interest accrued from and including the date of issue or from but excluding the last date in respect of which interest has been paid to, but excluding, the Interest Payment Date. In the case of a Floating Rate Note on which interest is reset daily or weekly, interest payments shall be, unless otherwise specified in the applicable Pricing Supplement, the amount of interest accrued from the date of issue or from the last date to which interest has been paid, as the case may be, to and including the Record Date immediately preceding such Interest Payment Date, except that at maturity or earlier redemption or repayment, the interest payable will include interest accrued to, but excluding, the maturity, redemption or repayment date, as the case may be.

  With respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes. All percentages used in or resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent, with one-half cent rounded upward. The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day will be the interest rate in effect on the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

  The applicable Pricing Supplement shall specify a calculation agent (the "Calculation Agent") with respect to any issue of Floating Rate Notes. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next succeeding Interest Reset Date with respect to such Floating Rate Note.

  Unless otherwise specified in the applicable Pricing Supplement: (i) the "Interest Determination Date" pertaining to an Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and Prime Rate Notes will be the second Business Day preceding such Interest Reset Date; (ii) the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Banking Day preceding such Interest Reset Date; and (iii) the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction falls on a day that is an Interest Reset Date, such Interest Reset Date will be the next following Business Day.

  Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or maturity as the case may be.

  Interest rates will be determined by the Calculation Agent as follows:

 CD Rate Notes

  CD Rate Notes will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the CD Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" (the "Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date for certificates of deposit in the denomination of $5,000,000 with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks in the market for negotiable certificates of deposit; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate in effect for the applicable period will be the CD Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

 Commercial Paper Rate Notes

  Commercial Paper Rate Notes will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on such date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519), under the heading "Commercial Paper--Nonfinancial." In the event that such rate is not published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet available in either H.15(519) or Composite Quotations, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the specified Index Maturity, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the Commercial Paper Rate in effect for the applicable period will be the Commercial Paper Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

  "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                           D X 360
                  Money Market Yield =  -------------  X 100
                                        360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which interest is being calculated.

 Federal Funds Rate Notes

  Federal Funds Rate Notes will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in the Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal funds, as of 9:00 A.M., New York City time, on such Interest Determination Date, arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate in effect for the applicable period will be the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

 LIBOR Notes

  LIBOR Notes will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the LIBOR Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, LIBOR will be determined by the Calculation Agent as follows:

    (i) With respect to a LIBOR Interest Determination Date, LIBOR will be, as specified in the applicable Pricing Supplement, either: (a) the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 A.M., London time, on that LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page, as specified in (i)(a) above, or on which no rate appears on Telerate Page 3750, as specified in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement are offered at approximately 11:00 A.M., London time, on that LIBOR Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent ("Reference Banks") to prime banks in the London interbank market commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on that LIBOR Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks having the Index Maturity designated in the applicable Pricing Supplement commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be the rate of LIBOR in effect on such date.

 Prime Rate Notes

  Prime Rate Notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if
any) specified in the Prime Rate Notes and in the applicable Pricing
Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date, the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate for such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME 1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen USPRIME 1 Page on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen USPRIME 1 Page for such Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the substitute banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for such Interest Reset Period will be the Prime Rate in effect for the immediately preceding Interest Reset Period (or, if there is no such Interest Reset Period, the Initial Interest Rate). "Reuters Screen USPRIME 1 Page" means the display designated as Page "USPRIME 1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

 Treasury Rate Notes

  Treasury Rate Notes will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Treasury Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on such date of direct obligations of the United States ("Treasury Bills") having the Index Maturity designated in the applicable Pricing Supplement, as published in H.15(519) under the heading "Treasury Bills--auction average (investment)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 to 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 to 366 days, as applicable, and applied on a daily basis) calculated using the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the Treasury Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the initial Interest Rate).

 CMT Rate Notes

  CMT Rate Notes will bear interest at the interest rate (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the CMT Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise indicated in an applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date, the rate displayed for the Index Maturity designated in such CMT Rate Note on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15" under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to the related Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a

"Reference Dealer") in The City of New York (which may include an Agent or other affiliates of the Company) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury notes") with an original maturity of approximately the Designated CMT Maturity Index and remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury notes quotations, the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate for such Interest Reset Date will be the same as the CMT Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the CMT Rate Notes for which the CMT Rate is being determined shall be the Initial Interest Rate). If two Treasury notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

  "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in an applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

  "Designated CMT Maturity Index" shall be the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in an applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be two years.

NOTES LINKED TO COMMODITY PRICES, SINGLE SECURITIES, BASKETS OF SECURITIES OR INDICES

  Notes may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more commodity prices, securities of entities unaffiliated with the Company, baskets of such securities or indices and on such other terms as may be set forth in the relevant Pricing Supplement.

BOOK-ENTRY SYSTEM

  Upon issuance, all Fixed Rate Book-Entry Notes having the same Issue Date, interest rate, amortization schedule, if any, ranking, maturity date and other terms, if any, will be represented by one or more Global Securities, and all Floating Rate Book-Entry Notes having the same Issue Date, Initial Interest Rate, Base Rate, Interest Reset Period, Interest Payment Dates, Index Maturity, Spread and/or Spread Multiplier, if any, Minimum Interest Rate, if any, Maximum Interest Rate, if any, ranking, maturity date and other terms, if any, will be represented by one or more Global Securities. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary"), and registered in the name of a nominee of the Depositary. Certificated Notes will not be exchangeable for Book-Entry Notes and, except under the circumstances described in the accompanying Prospectus under "Description of Debt Securities--Global Securities," Book-Entry Notes will not be exchangeable for Certificated Notes and will not otherwise be issuable as Certificated Notes.

  A further description of the Depositary's procedures with respect to Global Securities representing Book-Entry Notes is set forth in the accompanying Prospectus under "Description of Debt Securities--Global Securities." The Depositary has confirmed to the Company, each Agent and the Trustee that it intends to follow such procedures.

OPTIONAL REDEMPTION

  The Pricing Supplement will indicate either that the Notes cannot be redeemed prior to maturity or will indicate the terms on which the Notes will be redeemable at the option of the Company. Notice of redemption will be provided by mailing a notice of such redemption to each holder by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to the respective address of each holder as that address appears upon the books maintained by the Paying Agent. The Notes, except for Amortizing Notes, will not be subject to any sinking fund.

REPAYMENT AT THE NOTEHOLDERS' OPTION; REPURCHASE

  If applicable, the Pricing Supplement relating to each Note will indicate that the Note will be repayable at the option of the holder on a date or dates specified prior to its maturity date and, unless otherwise specified in such Pricing Supplement, at a price equal to 100% of the principal amount thereof, together with accrued interest to the date of repayment.

  In order for such a Note to be repaid, the Paying Agent must receive, unless otherwise specified in the applicable Pricing Supplement, at least 15 days but not more than 30 days prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the Note, will be received by the Paying Agent not later than the third Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if such Note and form duly completed are received by the Paying Agent by such third Business Day. Unless otherwise specified in the applicable Pricing Supplement, exercise of the repayment option by the holder of a Note will be irrevocable. The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note but, in that event, the principal amount of the Note remaining outstanding after repayment must be an authorized denomination.

  If a Note is represented by a Registered Global Security, the Depositary's nominee will be the holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

  The Company may purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following summary describes certain United States federal income tax consequences of the ownership and disposition of the Notes. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), revenue rulings, judicial decisions and existing and proposed Treasury Regulations, including regulations concerning the treatment of debt instruments issued with original issue discount (the "OID Regulations"), all of which are subject to change or differing interpretations (possibly with retroactive effect). This summary discusses only Notes held as capital assets, within the meaning of Section 1221 of the Code by initial purchasers who acquired such Notes at the "issue price" (the first price to the public (excluding bond houses, brokers or similar persons) at which a substantial amount of the Notes is sold for money). It does not discuss all of the tax consequences that may be relevant to a Holder (as defined below) in light of such Holder's particular circumstances or to Holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, or Holders whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar. Persons considering the purchase of Notes should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situation, as well as any tax consequences arising under the laws of any other taxing jurisdiction.

  As used herein, the term "Holder" means the beneficial holder of a Note (a) that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) any trust if (A) a United States court is able to exercise primary supervision over the administration of the trust and (B) one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (b) whose income from such Note is treated as effectively connected with such owner's conduct of a United States trade or business. The term Holder also includes certain former citizens and certain former long-term residents of the United States whose interest and gain on the Notes will be subject to United States federal income taxation.

INCLUSION OF INTEREST INCOME

  In General. Interest payable with respect to a Note will generally be taxable to a Holder as ordinary interest income as it accrues or at the time it is received, in accordance with the Holder's normal method of accounting for federal income tax purposes. Except as otherwise noted below with respect to Short-Term Notes or in the applicable Pricing Supplement, it is not expected that any Note will be treated as having been issued with more than a de minimis amount of original issue discount for United States federal income tax purposes. However, any Holder may elect to treat all interest accrued on a Note as constituting original issue discount and include such interest in gross income using the constant yield to maturity method provided in the applicable OID Regulations.

  Short-Term Notes. Certain Notes may be issued with a maturity date that is one year or less from its issue date ("Short-Term Notes"). Under the OID Regulations, interest on such Notes may be treated as included in the stated redemption price of the Notes, with the result that the Notes would be treated as bearing original issue discount. In general, a cash method Holder of a Short-Term Note is not required to accrue original issue discount on a Short-Term Note for United States federal income tax purposes unless it elects to do so. Cash method Holders who make such an election and other Holders who report income for federal income tax purposes on the accrual method are required to include original issue discount on such Short-Term Notes in income as it accrues on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding. In the case of a Holder who is not required and who does not elect to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. Furthermore, such Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry such Short-Term Notes in an amount not exceeding the deferred interest income, until such deferred interest income is recognized for tax purposes.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

  Upon the sale, exchange or retirement of a Note, a Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such Holder's adjusted tax basis in the Note. A Holder's adjusted tax basis in a Note generally will equal the cost of the Note to such Holder, reduced by any return of principal on Amortizing Notes, and in the case of certain Holders of Short-Term Notes, increased by discount previously included in income but not yet received with respect to such Notes. Any amount received by the Holder that is attributable to accrued but unpaid interest (and which has not previously been included in the Holder's income) will be treated as interest income and will not be treated as an amount realized upon the sale, exchange or retirement of such Note.

  Subject to the discussion relating to Short-Term Notes above, gain or loss realized on the sale, exchange or retirement of a Note will be capital gain or loss. For this purpose, Holders of Amortizing Notes acquired at a cost less than par will recognize some amount of capital gain upon the receipt of each principal payment, the same as though they had sold a proportionate amount of the related Amortizing Note. As a general rule, gains realized by certain noncorporate Holders from the sale, exchange or redemption of a Note, or upon the receipt of a principal payment on an Amortizing Note acquired at a cost less than par, may be taxable at lower maximum rates than ordinary income if such Holder has held the Note for more than one year, and may be taxable at even lower maximum rates if such Holder has held the Note for more than 18 months. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  Certain noncorporate Holders may be subject to backup withholding at a rate of 31% on payments of principal and interest on, and the proceeds of disposition of, a Note. Backup withholding will apply only if the noncorporate Holder (i) fails to furnish its Taxpayer Identification Number ("TIN"), which, for an individual, would be his Social Security number, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it has failed to properly report payments of interest and dividends or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

  The amount of any backup withholding from a payment to a Holder will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

  THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER INCOME TAX LAWS.

                             PLAN OF DISTRIBUTION

  The Notes are being offered on a continuing basis by the Company through the Agents, who have agreed to use reasonable efforts to solicit offers to purchase Notes. The Company may appoint additional agents to solicit sales of the Notes; provided that any such solicitation and sale of the Notes shall be on the same terms and conditions to which the Agents have agreed. The Company will have the sole right to accept offers to purchase Notes and may reject any offer to purchase Notes in whole or in part. An Agent will have the right to reject any offer to purchase Notes solicited by it in whole or in part. Payment of the purchase price of the Notes will be required to be made in immediately available funds. Unless otherwise specified in the applicable Pricing Supplement, the Company will pay an Agent, in connection with sales of Notes resulting from a solicitation made or an offer to purchase received by such Agent, a commission ranging from .125% to .875% of the principal amount of Notes to be sold, depending upon the maturity of the Notes. The Company may also sell Notes directly to investors on its own behalf. In the case of sales made directly by the Company, no commission will be payable.

  The Company may also sell Notes to an Agent as principal for its own account at a discount equal to the commission applicable to any agency sale of a Note of identical maturity unless otherwise specified in the applicable Pricing Supplement. Such Notes may be resold to investors and other purchasers at a fixed reoffering price or at prevailing market prices, or prices related thereto at the time of such resale or otherwise, as determined by the Agent and specified in the applicable Pricing Supplement. In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Company. After the initial public offering of Notes to be resold by an Agent to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

  The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company and the Agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect thereof. The Company has also agreed to reimburse the Agents for certain expenses.

  The Company does not intend to apply for the listing of the Notes on a national securities exchange, but has been advised by the Agents that the Agents intend to make a market in the Notes, as permitted by applicable laws and regulations. The Agents are not obligated to do so, however, and the Agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the Notes.

  Charles Schwab & Co., Inc. ("Schwab") is a wholly owned subsidiary of the Company. Each offering of Notes will be conducted in compliance with the requirements of Conduct Rule 2720 of the National Association of Securities Dealers, Inc. ("NASD") regarding an NASD member firm's distributing the securities of an affiliate. Following the initial distribution of any Notes, Schwab may sell such Notes in the course of its business as a broker-dealer. Schwab may act as principal or agent in such transactions. This Prospectus Supplement may be used by Schwab in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale or otherwise. Schwab is not obligated to make a market in any Notes and may discontinue any market-making activities at any time without notice.

  The Agents and any dealers utilized in the sale of Notes will not confirm sales to accounts over which they exercise discretionary authority.

  Concurrently with the offering of Notes through the Agents as described herein, the Company may issue other Debt Securities pursuant to the Indentures referred to herein.

                                 LEGAL MATTERS

  The validity of the Notes and the accuracy of the summary of certain tax matters described under the caption "Certain United States Federal Income Tax Consequences" will be passed upon for the Company by Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation. Certain directors of that firm beneficially own an aggregate of less than 1% of the Common Stock of the Company.

  Certain legal matters relating to the Notes will be passed upon for the Agents by Davis Polk & Wardwell.